                                                                     Exhibit 4.8

                                  AGRIUM INC.

                              AMENDED AND RESTATED
                        STOCK OPTION AND TANDEM SAR PLAN

                         EFFECTIVE DATE: JANUARY 1, 2004

1.       PURPOSE OF PLAN

         1.1 The purpose of the Plan is to assist officers and employees of the Corporation and of any Affiliate of the Corporation to participate in the growth and development of the Corporation and its Affiliates by providing such persons with the opportunity, through share options and share appreciation rights, to participate in an increase in the equity value of the Corporation that will be aligned with the interests of the shareholders of the Corporation.

2.       DEFINED TERMS

         In the Plan, the following terms shall have the following meanings, respectively:

         2.1    "Affiliate" means an "affiliated entity" for the purposes of section 1.2 of Ontario Securities Commission Rule 45-501 as in effect on January 1, 2004;

         2.2 "Board" means the board of directors of the Corporation or, if established and duly authorized to act with respect to this Plan, any committee of the board of directors of the Corporation;

         2.3 "Business Day" means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

         2.4    "Corporation" means Agrium Inc.;

         2.5 "Eligible Person" means any officer or employee of the Corporation or of any Affiliate of the Corporation;

         2.6 "Exchange" means The Toronto Stock Exchange and, where the context permits, any other exchange on which the Shares are or may be listed from time to time;

         2.7 "Exercise Price" means the price per Share in U.S. dollars at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 10;

         2.8    "Insider" means:


                     (i) an insider as defined under Section 1(i) of the Securities Act (Alberta) other than a person who falls within that definition solely by virtue of being a director or officer of an Affiliate of the Corporation; and

                     (ii) an associate as defined under Section 1(a.i) of the
                          Securities Act (Alberta) of any person who is an insider by virtue of (i) above;

         2.9 "Market Price" in U.S. dollars, at any date in respect of the Shares shall be either:


                     (i) the closing price of the Shares on the Toronto Stock Exchange in Canadian dollars, converted to U.S. dollars based on the Bank of Canada noon rate, on the last Business Day preceding the date on which the Option is granted by the Board; or

                     (ii) in the discretion of the Board, such price as may be
                          determined by any mechanism for establishing the market value of the Shares approved by the Board and satisfactory to the Toronto Stock Exchange;

         2.10 "Option" means an option to purchase Shares granted under the Plan;


         2.11 "Optionee" means an Eligible Person to whom an Option has been granted;

         2.12 "Plan" means this stock option plan, as amended from time to time;


         2.13 "SAR" and "SARs" have the meanings ascribed thereto in Section 6 hereof;


         2.14 "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan guarantee or otherwise;

         2.15 "Shares" means the common shares of the Corporation, or, in the event of an adjustment contemplated by Article 10, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

         2.16 "Surrender Price" in U.S. dollars, means, at any date in respect of the Shares, the highest price of a Share on the Toronto Stock Exchange in Canadian dollars, converted to U.S. dollars based on the Bank of Canada noon rate on such date, or if the Shares are not listed on the Toronto Stock Exchange, then the highest price of a Share on the New York Stock Exchange on such date, or if the Shares are not listed on any stock exchange, then on the over-the-counter market on that date.

3.       ADMINISTRATION OF THE PLAN


         3.1    The Plan shall be administered by the Board;

         3.2 The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:

                (a) establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

                (b) interpret and construe the Plan and to determine all questions arising out of the Plan and any Option or SAR granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board shall be final, binding and conclusive for all purposes on the Corporation and the Optionee;

                (c)  grant Options;

                (d)  determine which Eligible Persons are granted Options;

                (e)  determine the number of Shares covered by each Option;

                (f)  determine the Exercise Price;

                (g) determine the time or times when Options will be granted and exercisable;

                (h) determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option;

                (i) determine if SARs will be granted in connection with each Option; and

                (j) prescribe the form of documents relating to the grant, exercise and other terms of Options.

4.       SHARES SUBJECT TO PLAN

         4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 10, shall not exceed the aggregate number of Shares approved by the shareholders of the Corporation to be reserved for issuance under the Plan, from time to time, which number of Shares is, as at January 1, 2004, 10,446,325. Shares in respect of which Options are not exercised or in respect of which Options are terminated on the exercise of connected SARs shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

5.       ELIGIBILITY, GRANT AND TERMS OF OPTIONS

         5.1 Options may be granted to officers or employees of the Corporation or of any Affiliate of the Corporation.

         5.2 Subject to, and except as herein and as otherwise specifically provided for in this Plan, the number of Shares subject to each Option, the Exercise Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board; provided however, that if no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

                (a) the period during which an Option shall be exercisable shall be ten years from the date the Option is granted to the Optionee;

                (b) the Option shall vest as to 25% of the number of Shares granted by such Option on each of the first through fourth anniversaries of the grant of such Option; and

                (c) the Exercise Price shall be deemed to be the closing price of the Shares on the Toronto Stock Exchange in Canadian dollars, converted to U.S. dollars based on the Bank of Canada noon rate, on the last Business Day preceding the date on which the Option is granted by the Board.

         5.3 The Exercise Price of Shares that are subject to any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

         5.4 The total number of Shares to be optioned to any Optionee under this Plan shall not exceed 5% of the issued and outstanding Shares (on a non-diluted basis) at the date of the grant of the Option.

         5.5 The maximum number of Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance to Insiders under any other Share Compensation Arrangement.

         5.6 The maximum number of Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Shares issued under the Plan or any other Share Compensation Arrangement over the preceding one year period. The maximum number of Shares which may be issued to any one Insider under the Plan or any other Share Compensation Arrangement within a one year period shall be 5% of the Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Shares issued to such Insider under the Plan or any other Share Compensation Arrangement over the preceding one year period.

         5.7 Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limits set out in 5.5 and 5.6 above.

         5.8 An Option is personal to the Optionee and is non-transferable and non-assignable, except that the Optionee may transfer an Option to a personal holding corporation or family trust controlled by the Optionee, the shareholders or beneficiaries of which are any combination of the Optionee, the Optionee's spouse, the Optionee's minor children or Optionee's minor grandchildren.

6.       ELIGIBILITY, GRANT AND TERMS OF TANDEM SARs

         6.1 At the discretion of the Board, an Option granted under this Plan on or after January 1, 2004, may have connected therewith, at or after the time of the grant, a number of stock appreciation rights (a "SAR" or "SARs") equal to the number of Shares covered by the Option. Each SAR in respect of a Share shall entitle the Optionee, at his or her option, to surrender to the Corporation, unexercised, the right to subscribe for such Share pursuant to the related Option and to receive from the Corporation or an Affiliate of the Corporation, as applicable, cash in an amount equal to the excess of the Surrender Price over the Exercise Price provided in the related Option, net of any applicable withholding (including withholding taxes). Each exercise of a SAR in respect of a Share covered by a related Option shall terminate that Option in respect of such Share and such Option in respect of such Share shall be of no further force or effect. Unexercised SARs shall terminate when the related Option is exercised or such Option terminates or expires, as applicable. A SAR is personal to the Optionee and is non-transferable and non-assignable, except in connection with the transfer of an Option in accordance with section 5.8 hereof.

7.       TERMINATION OF POSITION

         7.1 Subject to section 7.2 hereof and to any express resolution passed by the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire in accordance with the terms of the Option.

         7.2 *If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Affiliate of the Corporation or the position of Optionee as a Director of the Corporation shall terminate for any reason whatsoever, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or,



---------------

* Amendments to Section 7.2 of the Plan were approved by shareholders effective May 10, 2000. The Section 7.2 reproduced here is the Section as amended on May 10, 2000. This Section applies to all options granted subsequent to that date and all options granted prior to that date where the optionholder has agreed to have the revised Section 7.2 apply to those options. The prior Section 7.2 would continue to apply to options granted prior to May 10, 2000 for which the optionholders have not agreed to have the revisions apply. The prior Section 7.2 that would apply in these circumstances is attached as Schedule "A" to this plan.

                if the Optionee is deceased by the legal personal representative(s) of the estate of the Optionee on the following basis:


                  REASON FOR TERMINATION          ACCELERATION OF VESTING            OPTION EXERCISE
                  ----------------------          -----------------------      ----------------------------
                  Death                           Immediate full vesting       Earlier of scheduled expiry
                                                                               date of the Option and one
                                                                               year from event

                  Termination without cause       Same                         Earlier of scheduled expiry
                                                                               date of the Option and one
                                                                               year from the end of the
                                                                               agreed or otherwise binding
                                                                               severance period

                  Retirement at age 65            In accordance with the       Earlier of the scheduled
                                                  terms of the Options         expiry date of the Option
                                                                               and four years from date
                                                                               upon which Optionee ceases
                                                                               employment with the
                                                                               Corporation

                  Retirement required by          In accordance with the       Earlier of the scheduled
                  Corporation before age 65       terms of the Options         expiry date of the Option
                                                                               and four years from date
                                                                               upon which notice of
                                                                               dismissal or termination
                                                                               of employment is provided
                                                                               to the Optionee by the
                                                                               Corporation.

                  REASON FOR TERMINATION          ACCELERATION OF VESTING            OPTION EXERCISE
                  ----------------------          -----------------------      ----------------------------

                  Early retirement at the        In accordance with the        Earlier of the scheduled
                  election of Optionee           terms of the Options          expiry date of the Option
                  upon Optionee attaining                                      and four years from date
                  both age 55 and 20 years                                     upon which Optionee ceases
                  or more of service with                                      employment with the
                  the Corporation or                                           Corporation
                  predecessor companies

                  Resignation                    In accordance with            Earlier of scheduled
                                                 terms of the Options          expiry date of the
                                                                               Option and 60 days
                                                                               from event


                  Termination with cause         Same                          Same
                  or any other termination

                  *DIRECTORS

                  Death                           Immediate full vesting       Earlier of scheduled
                                                                               expiry date of the
                                                                               Option and one year from
                                                                               event

                  Retirement in accordance        In accordance with the       Earlier of the scheduled
                  with the Corporation's          terms of the Options         expiry date of the Option
                  rules respecting                                             and four years from date
                  retirement age for                                           upon which Director ceases
                  Directors                                                    to hold office

                  Not renominated or re-          In accordance with terms     Earlier of scheduled expiry
                  elected                         of the Options               date of the Option and four
                                                                               years from the date upon
                                                                               which the Director ceases
                                                                               to hold office

-------------
Prior to March 25, 2002, the Plan provided for the grant of Options to directors of the Corporation and a number of Options had been granted to directors and remained outstanding at the date of the amendments.

                  REASON FOR TERMINATION          ACCELERATION OF VESTING            OPTION EXERCISE
                  ----------------------          -----------------------      ----------------------------
                  Resignation                     In accordance with terms     Earlier of scheduled expiry
                                                  of the Options               date of the Option and 60
                                                                               days from event

                  Any other termination or        Same                         Same
                  removal


         7.3 Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be employed on a full-time basis by, or continues to be a director or officer of, the Corporation or any Affiliate of the Corporation.

8.       EXERCISE OF OPTIONS

         8.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise addressed to the Corporate Secretary specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Exercise Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

         8.2 Notwithstanding an of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

                (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

                (b) the listing of such Shares on any stock exchange on which the Shares may then be listed; and

                (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

                In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

9.       EXERCISE OF SARs

         9.1 Subject to the provisions of the Plan, SARs may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise specifying the number of rights to subscribe for a Share, to which a SAR is connected, that the Optionee is electing to surrender. Cash in an amount equal to the aggregate of the amounts payable under section 6.1 in respect of the surrender of such rights, net of any applicable withholdings (including withholding taxes), shall be delivered to the Optionee within a reasonable time following the receipt of such notice.

         9.2 Payments pursuant to this Section 9 shall be made by either the Corporation, or the Affiliate of the Corporation that employs the Optionee, as directed by the Board from time to time.

10.      CHANGE OF CONTROL AND CERTAIN ADJUSTMENTS

         10.1 If, during the term of the Option, the Corporation shall file articles of arrangement providing that its outstanding Shares are transferred in exchange for securities of another corporation or shall merge into or amalgamate with any other corporation or shall sell the whole or substantially the whole of its assets and undertaking for securities of another corporation, the Corporation will make provision that, upon the exercise of any option during its unexpired period after the effective date of such arrangement, merger, amalgamation or sale, the Optionee shall receive such number of securities of the other, continuing or successor corporation in such arrangement, merger or amalgamation or of the shares of the purchasing corporation in such sale as he or she would have received as a result of such arrangement, merger, amalgamation or sale if the Optionee had purchased Shares immediately prior thereto for the same consideration paid on the exercise of the Option and had held such Shares on the effective date of such arrangement, merger, amalgamation or sale. Upon such provision being made, the obligation of the Corporation to the Optionee in respect of the Shares then remaining subject to this option shall terminate and be at an end.

         10.2 If, during the term of this option, a take-over bid (as defined in the Securities Act (Alberta)) which is not exempt from the take-over bid requirements of the Securities Act (Alberta) shall be made for the Shares, the Optionee shall have the right to exercise the Option to purchase all of the Shares optioned which have not previously been purchased under the Option, but such Shares may only be purchased for tender pursuant to such take-over bid. If for any reason such Shares are not so tendered or, if tendered, are not, for any reason, taken up and paid for by the offeror pursuant to the take-over bid, any such Shares so purchased by the

                Optionee shall be and shall be deemed to be cancelled and returned to the treasury of the Corporation, shall be added back to the number of Shares, if any, remaining unexercised under the Option and upon presentation to the Corporation of share certificates representing such Shares properly endorsed for transfer back to the Corporation, the Corporation shall refund to the Optionee all consideration paid by him in the initial purchase thereof.

         10.3 Appropriate adjustments regarding Options granted or to be granted, in the number of Shares optioned and in the Exercise Price, shall be made by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the shareholders of the Corporation and to acceptance by the Toronto Stock Exchange, respectively, if applicable.

11.      AMENDMENT OR DISCONTINUANCE OF PLAN

         11.1 The Board may amend, suspend or discontinue the Plan at any time; provided however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the Exercise Price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan. Notwithstanding the foregoing, the Board may at any time without requiring the consent or agreement of an Optionee add SARs to any Option granted on or after January 1, 2004 that was granted without connected SARs.

         11.2 No amendment, suspension or discontinuance of the Plan may contravene the requirements of the Exchange or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject to.

12.      ACCOUNTS AND STATEMENTS

         12.1 The Corporation shall maintain records of the details of each Option and SAR granted to each Optionee under the Plan. Upon request therefor from an Optionee and at such other times as the Corporation shall determine, the Corporation shall furnish the Optionee with a statement setting forth details of his or her Options and SARs. Such statement shall be deemed to have been accepted by the Optionee as correct unless written notice to the contrary is given to the Corporation within 10 days after such statement is given to the Optionee.

13.      NOTICES

         13.1 Any payment, notice, statement, certificate or other instrument required or permitted to be given to an Optionee or any person claiming or deriving any rights through him or her shall be given by:

                     (i) delivering it personally to the Optionee or the person claiming or deriving rights to him or her, as the case may be; or

                     (ii) mailing it, postage paid (provided that the postal
                          service is then in operation) or delivering it to the address which is maintained for the Optionee in the Corporation's or the Affiliate's (as the case may be) personnel records.

         13.2 Any payment, notice, statement, certificate or instrument required or permitted to be given to the Corporation shall be given by mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the Corporation at the following address:

                     Agrium Inc.
                     13131 Lake Fraser Drive S.E.
                     Calgary, Alberta  T2J 7E8

                     Attention: Corporate Secretary

         13.3 Any payment, notice, statement, certificate or instrument referred to in sections 13.1 or 13.2, if delivered, shall be deemed to have been given or delivered, on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

14.      MISCELLANEOUS

         14.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan and the issuance of the Shares by the Corporation.

         14.2 Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Corporation or any Affiliate of the Corporation or affect in any way the right of the Corporation or any such Affiliate to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Affiliate to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any such Affiliate or any present or future retirement policy of the Corporation or any such Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any such Affiliate. For greater certainty, a period of notice, if any, or payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall not be considered as extending the period of employment for the purposes of the Plan.

         14.3 To the extent required by law or regulatory policy necessary to allow Shares issued on exercise of an Option to be free of resale restrictions, the Corporation shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

15.      SHAREHOLDER AND REGULATORY APPROVAL

         15.1 The Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation in accordance with the Canada Business Corporations Act and to acceptance by the Exchange. Any SARs granted under this Plan prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such SARs may be exercised unless and until such approval and acceptance is given.

16.      TRANSITION

         16.1 This Plan, originally approved and implemented on March 15, 1995, as amended January 5, 1996; May 5, 1999; May 10, 2000 and
                May 8, 2002, shall be amended and restated effective January 1, 2004, subject to shareholder approval (to be submitted to the Corporation's shareholders for approval at the Annual General Meeting of Shareholders to be held on April 28, 2004), and upon shareholder approval of the Plan as amended and restated herein, this Plan shall continue in full force and effect as of January 1, 2004, as herein provided.

17.      GENERAL

         17.1 This Plan shall be construed and interpreted in accordance with the laws of Alberta.

         17.2 If any provision of this Plan is determined to be void, the remaining provisions shall be binding as though the void parts were deleted.

                                  SCHEDULE "A"


         THE FOLLOWING IS THE VERSION OF SECTION 7.2 THAT APPLIES TO OPTIONS GRANTED PRIOR TO MAY 10, 2000 WHERE THE OPTIONHOLDER HAS NOT AGREED TO HAVE THE AMENDMENTS ENACTED ON THAT DATE APPLY TO THE OPTIONS GRANTED PRIOR TO MAY 10, 2000.

         7.2 If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Subsidiary of the Corporation or the position of Optionee as a Director of the Corporation shall terminate for any reason whatsoever, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or, if the Optionee is deceased by the legal personal representative(s) of the estate of the Optionee on the following basis:

                REASON FOR                     ACCELERATION OF                OPTION EXERCISE
                TERMINATION                    VESTING
                -----------                    ---------------                ---------------

                Death                          Immediate full vesting         Earlier of Expiry Date
                                                                              and one year from
                                                                              event

                Retirement at normal           Same                           Same
                retirement age

                Early retirement               Same                           Same
                required by
                Corporation

                Termination without            Same                           Earlier of Expiry Date
                cause                                                         and one year from the
                                                                              end of the agreed or
                                                                              otherwise binding
                                                                              severance period

                Resignation                    In accordance with             Earlier of Expiry date
                                               terms of the Options           and 60 days from
                                                                              event

                Termination with               Same                           Same
                cause or any other
                termination

                                       A-2

                REASON FOR                     ACCELERATION OF                OPTION EXERCISE
                TERMINATION                    VESTING
                -----------                    ---------------                ---------------


                DIRECTORS

                Death                          Immediate full vesting         Earlier of Expiry Date
                                                                              and one year from
                                                                              event

                Retirement in                  Same                           Same
                accordance with the
                Corporation's rules
                respecting retirement
                age for Directors

                Not renominated or             Same                           Earlier of Expiry Date
                re-elected                                                    or one year following
                                                                              the date the Director
                                                                              ceases to hold office

                Resignation                    In accordance with             Earlier of Expiry Date
                                               terms of the Options           and 60 days from
                                                                              event

                Any other                      Same                           Same
                termination or
                removal
